GuideStone Funds Medium-Duration Bond Fund
                                (the "Fund")

CUSIP: 05533AAA0
Quarterly Report from Adviser for the Quarter Ending 6/30/2010
PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters                      Barclays Capital
                                               Goldman Sachs & Co
                                               Morgan Stanley
                                               Banc of America
                                               Securities LLC
                                               BNP Paribas Securities
                                               Corp Citigroup Global
                                               Markets Inc Deutsche Bank
                                               Securities Inc

(2)  Name of Issuer                            COVIDIEN INTL FINANCE SA

(3)  Title of Security                         COV 4.2 06/15/20

(4)  Date of Prospectus or First Offering      06/21/2010

(5)  Amount of Total Offering                  600,000,000

(6)  Unit Price                                99.880

(7)  Underwriting Spread or Commission         0.550%

(8)  Rating                                    A3/BBB+/BBB+

(9)  Maturity Date                             06/15/2020

(10) Current Yield                             4.205%

(11) Yield to Maturity                         4.215%

(12) Subordination Features                    Company Guarantee

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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                    GuideStone Funds Medium-Duration Bond Fund
                                   (the "Fund")

CUSIP: 05533AAA0
Quarterly Report from Adviser for the Quarter Ending 6/30/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any, including in the
     case of revenue bonds, underlying entity supplying the
       revenue                                                   N/A

(14) Total Par Value of Bonds Purchased                       325,000

(15) Dollar Amount of Purchases ($)                           324,610

(16) Number of Shares Purchased                               325,000

(17) Years of Continuous Operation
(excluding municipal                                 The company has
 securities; see (25)(d) below)                     been in
                                                    continuous operation
                                                    for greater
                                                    than three years.

(18) % of Offering Purchased by Fund                    0.054%

(19) % of Offering Purchased by all other GSAM managed
     Portfolios and Accounts                            4.116%

(20) Sum of (18) and (19)**                             4.17%

(21) % of Fund's Total Assets applied to Purchase       0.12%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom
     Purchased                                          Morgan Stanley

(23) Is the Adviser, any Sub-Adviser or any person of
     which the Adviser or Sub-Adviser is an "affiliated
     person", a Manager or Co-Manager of the Offering?   Yes

(24) Were Purchases Designated as Group Sales or
     otherwise allocated to the Adviser, any Sub-Adviser
     or any person of which the Adviser or Sub-Adviser
     is an "affiliated person"?                          No

(25) Have the following conditions been satisfied:

     (a) The securities were part of an issue registered
         under the Securities Act of 1933, as amended,
         which is being offered to the public, or were
         U.S. government  securities, as defined in
         Section 2(a)(29) of the Securities Exchange
         Act of 1934, or were securities sold in an
         Eligible Foreign Offering or were securities
         sold in an Eligible Rule 144A Offering?       Yes

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment directions if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.


     (b)  The securities were purchased prior to the end
          of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of
          securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day
          on which the rights offering terminated.          Yes

     (c)  The underwriting was a firm commitment
          underwriting?                                     Yes

     (d)  With respect to any issue of municipal
          securities to be purchased, did the securities
          receive an investment grade rating from at least
          one unaffiliated nationally recognized statistical
          rating organizations, or if the issuer of the
          municipal securities to purchased, or the entity
          supplying the revenues from which the issue is
          to be paid , shall have been in continuous
          operation for less than three years (including
          the operation of any predecessors), did the
          securities receive one of the three highest
          ratings from one such rating organization?          N/A


/s/ Steve Goldman
Portfolio Manager